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                                                Financial Statement 1-B
                                                            Page 1 of 1


                 NEW ENGLAND ELECTRIC RESOURCES, INC.
                Statement of Loss and Retained Deficit
                Twelve Months Ended September 30, 1995
                              (Unaudited)

                                                       Actual
                                                       ------
                                                        (In Thousands)
Services rendered to nonassociated companies                $   110
Miscellaneous loss                                             (250)
                                                            -------
       Total income                                            (140)
                                                            -------

Outside services employed                                     1,559
Interest on long-term notes
Income taxes                                                   (674)
                                                            -------
       Total expense                                            885
                                                            -------
       Net loss                                             $(1,025)
                                                            =======

Retained deficit at beginning of period                     $  (246)
                                                            -------
Retained deficit at end of period                           $(1,271)
                                                            =======
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